SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2005

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Minneapolis, MN	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On Dec. 13 and 14, 2005, the Governance, Compensation & Nominating Committee (the Committee) of the Xcel Energy Inc. board of directors took actions setting executives’ salaries, annual bonus targets and long-term compensation targets for 2006.  Executive compensation was set by the Committee after consideration of, among other things, individual performance and market-based data on compensation for executives with similar duties.  Payouts of 2006 annual bonus targets and long-term awards are dependent on achievement of specified goals set by the Committee, and no officer is assured of any payout.  Set forth below is a description of the actions taken.

Salary

The Committee established the base salaries of its senior executive group for 2006.  The salary of Mr. Richard Kelly, the Chairman of the Board and Chief Executive Officer increased 14 percent in recognition of his assumption of additional duties as newly-elected Chairman of the Board.  The salary increases for the other Xcel Energy officers who are expected to be named in the Summary Compensation Table in Xcel Energy’s 2006 Proxy Statement (the Named Executive Officers) ranged from 0 percent to 14 percent.

Named Executive Officer	2006 Base Salary
Richard C. Kelly	$1,050,000
Gary R. Johnson	$410,000
Paul J. Bonavia	$515,000
Patricia K. Vincent	$450,000
Benjamin G.S. Fowke III	$500,000

Annual Bonus Targets

Annual incentive awards, expressed as a percentage of salary, were set by the Committee under the Xcel Energy Executive Annual Incentive Award Plan (effective May 25, 2005) (the Xcel Energy Annual Incentive Plan), which was approved by Xcel Energy’s shareholders in 2005.  Payouts of annual incentive awards are dependent on the level of achievement of corporate financial and operational goals and business unit operational goals approved by the Committee, with each individual having the opportunity to earn from 0 percent to 200 percent of his or her target annual incentive award based on the level of achievement in 2006 of the goals applicable to such individual.

Corporate goals for 2006 include targeted earnings per share, a customer service measurement, an environmental measurement, operations measurements related to generation availability, system reliability and safety, and an employee engagement measurement.  Business unit goals are related to customer service, environmental responsibility, reliability, safety and management to budgeted financial results, measured at a business unit level.

Target annual incentive awards, as a percent of base salary, were set for all Xcel Energy officers, ranging from 100 percent of salary for Mr. Kelly to 55 percent to 65 percent of salary for the other Named Executive Officers.  With the approval of the Committee, an award may be multiplied by a leadership-rating from zero to two.

Payout of the annual incentive award for Mr. Kelly is dependent entirely on attaining corporate goals.  For the other executive officers, including Named Executive Officers, the formula is weighted 67 percent to attaining corporate goals and 33 percent to attaining business unit operational goals.

In order to encourage increased share ownership by executive officers, the Xcel Energy Annual Incentive Plan provides the option for executives to receive their payments in shares of common stock or shares of restricted common stock, which vests in equal annual installments over a three-year period, in lieu of cash.  A 5 percent premium is added to amounts paid in shares of common stock, and a 20 percent premium is added to amounts paid in shares of restricted common stock.  The terms of the annual incentive awards are subject to the Xcel Energy Annual Incentive Plan that is filed as Appendix C to Xcel Energy’s 2005 Proxy Statement.

Long-Term Awards

The Committee also approved target long-term incentive grants, effective Jan. 1, 2006, pursuant to the Xcel Energy 2005 Omnibus Incentive Plan, which was approved by shareholders in 2005.  As explained below, payout of long-term incentive grants is dependent on achievement of performance goals set by the Committee.  Long-term incentive grants were made 50 percent in the form of performance-based restricted stock units and 50 percent in the form of performance shares.  The amounts of the awards for each individual were established by the Committee and expressed as a percentage of such individual’s base salary.  The actual number of performance-based restricted stock units and performance shares awarded to an individual will be determined by dividing the dollar value of such percentage of base salary by the expected value of each award type as determined on Jan. 2, 2006.  For Mr. Kelly, his target long-term award for 2006 was set at 260 percent of his salary.  For the other Named Executive Officers, the percentage ranged from 110 percent to 135 percent.

Performance-based restricted stock units (“Units”) will represent an equal number of shares of Xcel Energy common stock.  Prior to the expiration of the restricted period, the Units may not be sold or otherwise transferred by the recipients.  Units will be credited during the restricted period at the same rate as dividends paid on all other shares of outstanding common stock.  The dividend equivalents will be subject to all terms of the original grant.

Payout of the Units and the lapsing of restrictions on the transfer of Units will be based on two separate performance criteria.  Seventy-five percent of awarded Units plus associated earned dividend equivalents will be settled, and the restricted period will lapse, after Xcel Energy achieves a specified earnings per share (EPS) growth (adjusted for corporate-owned life insurance) measured against Dec. 31, 2005 EPS (adjusted for corporate-owned life insurance).

Additionally, Xcel Energy’s annual dividend paid on its common stock must remain at $0.86 per share or greater.  EPS growth will be measured annually at the end of each fiscal year.  However, in no event will the restrictions lapse prior to Dec. 31, 2007.  If the performance criteria have not been met within four years of the date of grant, all associated Units will be forfeited.

The remaining 25 percent of awarded Units plus associated earned dividend equivalents will be settled, and the restricted period will lapse, after the average of actual performance results for the three components of an environmental index (measured as a percent of target performance) meets or exceeds 100 percent.  The environmental index will be measured annually at the end of each fiscal year.  However, in no event will the restrictions lapse prior to Dec. 31, 2007.  If the performance criteria have not been met within four years of the date of grant, all associated Units will be forfeited.

The separate awards of performance shares also will represent an equal number of shares of Xcel Energy common stock.  Performance shares may not be sold or otherwise transferred.  Payout of the performance share award will be dependent entirely on a single measure, total shareholder return (TSR).  Xcel Energy’s TSR will be measured over a three-year period.  Xcel Energy’s TSR will be compared to the TSR of other companies in the Edison Electric Institute’s Electrics Index as a peer group.  At the end of the three-year period, potential payouts of the performance shares will range from 0 percent to 200 percent, depending on Xcel Energy’s TSR compared to the peer group.

The terms of the foregoing grants are consistent with the 2005 Omnibus Incentive Plan and terms of award agreements filed as Appendix B to Xcel Energy’s 2005 Proxy Statement and Exhibits 10.04, 10.05 and 10.07 to Xcel Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

The following table shows the value of performance-based restricted stock units and performance shares granted, effective Jan. 1, 2006, to Named Executive Officers, expressed as a percentage of salary:

Named Executive Officer	Performance-based Restricted Stock Units % of Salary	Performance Shares % of Salary
Richard C. Kelly	130	130
Gary R. Johnson	55	55
Paul J. Bonavia	67.5	67.5
Patricia K. Vincent	55	55
Benjamin G.S. Fowke III	67.5	67.5

Other Actions

The Board elected Richard C. Kelly Chairman of the Board to replace Wayne H. Brunetti who, as previously reported, retired effective Dec. 15, 2005.

On Dec. 14, 2005, the Xcel Energy board of directors amended the Supplemental Executive Retirement Plan, in part to comply with deferred compensation requirements of Section 885 of the American Jobs Creation Act of 2004 and Section 409A of the Internal Revenue Code of 1986, as amended.  Among other things, the amendments clarified the Plan’s benefit formula and limited the timing and forms of payments, including the ability to elect optional forms, to comply with the new deferred compensation requirements.  The Plan, as amended is filed as Exhibit 10.01 hereto.

Also, effective Jan. 1, 2006, two additional executive officers, Benjamin G.S. Fowke III, Vice President and Chief Financial Officer, and Raymond E. Gogel, Vice President and Chief Information Officer, were designated as participants in the Supplemental Executive Retirement Plan.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.01	Supplemental Executive Retirement Plan, as amended Dec. 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

/s/ CATHY HART
Cathy Hart
Vice President and Corporate Secretary

December 19, 2005